Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    ---------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------
                          WORLD ACCEPTANCE CORPORATION
             (Exact name of registrant, as specified in its charter)

          SOUTH CAROLINA                                         57-0425114
  (State or other jurisdiction of                            (I.R.S. Employer)
  incorporation or organization)                             Identification No.)

                              108 Frederick Street
                        Greenville, South Carolina 29607
                                 (864) 298-9800
                    (Address of principal executive officers)
                                  -------------

                          WORLD ACCEPTANCE CORPORATION
                             RETIREMENT SAVINGS PLAN
                            (Full title of the plan)

                                  -------------

                            A. ALEXANDER McLEAN, III
                              108 Frederick Street
                        Greenville, South Carolina 29607
                     (Name and address of agent for service)
                                 (864) 298-9800
          (Telephone number, including area code, of agent for service)
                                  -------------
                         CALCULATION OF REGISTRATION FEE


========================================================================================================================
                                                         Proposed                 Proposed
                                                          maximum                 maximum
   Title of securities           Amount to be         offering price per       aggregate offering          Amount of
   to be registered               registered                 unit                    price             registration fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value(1)   1,500,000 shares           $6.1875(1)              $9,281,250(1)            $2,812.50
========================================================================================================================


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the World Acceptance Corporation Retirement Savings Plan.
(2) In accordance with Rule 457(h)(1) of Regulation C, the price for the shares is computed on the basis of the average high and low prices for Common Stock on October 11, 1996 as reported on the NASDAQ National Market System.

================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS



ITEM 1.         PLAN INFORMATION.

    Omitted pursuant to the instructions and provisions of Form S-8.


ITEM 2.         REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

    Omitted pursuant to the instructions and provisions of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.         INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed with the Securities and Exchange Commission (the "Commission") by World Acceptance Corporation (the "Registrant") and the World Acceptance Corporation Retirement Savings Plan (the "Plan") are incorporated by reference in this Registration Statement:

    (a) The Registrant's Annual Report on Form 10-K for the year ended March 31, 1996;

    (b) All other reports filed by the Registrant or the Plan pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since March 31, 1996 and through the date of this filing;

    (c) The description of the Registrant's Common Stock, no par value contained in the Registrant's Registration Statement on Form 8-A filed October 18, 1991, including any amendment or report filed for the purpose of updating such description; and

    (d) All documents subsequently filed by the Registrant or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold from the date of filing such documents with the Commission.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document (which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.         DESCRIPTION OF SECURITIES.

    Not applicable.


ITEM 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.


ITEM 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 33-2-102(e) of the South Carolina Business Corporation Act of 1988 (the "SCBCA") enables a corporation that has either (i) a class of voting shares registered pursuant to Section 12 of the Securities Exchange Act of 1934, (ii) gross assets of twenty-five million dollars, or (iii) five hundred or more shareholders of any class of stock, to eliminate or limit, through provisions in its original or amended articles of incorporation, the personal liability of a director for violations of the director's fiduciary duties, except (i) for any breach of the director's duty of loyalty to the corporation or its shareholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability imposed pursuant to Section 33-8-330 of the SCBCA (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
(iv) for any transaction from which a director derived an improper personal benefit. The Company's articles of incorporation contain provisions limiting the personal liability of its directors to the fullest extent permitted by the SCBCA.

    Sections 33-8-500 to 33-8-580 of the SCBCA provide that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings had no reasonable cause to believe that the challenged conduct was unlawful. A South Carolina corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses that such officer or director actually and reasonably incurred.

    The Company's articles of incorporation provide for indemnification of directors and officers of the Company to the fullest extent permitted by the SCBCA.

    Section 33-8-570 of the SCBCA authorizes the Company to provide liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company.

    The Company has obtained policies insuring its directors and officers and directors and officers of its subsidiary companies, and the Company and its subsidiary companies to the extent they may be required or permitted to indemnify such officers or directors, against certain liabilities arising from acts or omissions in the discharge of their duties that they shall become legally obligated to pay. These policies cover claims made during a one-year period, provide a maximum coverage of $2 million and (subject to certain enumerated exclusions) cover all losses above the deductible amount. The deductible amount is $0 for claims of each director, $0 for aggregate claims of directors and officers, and $150,000 for claims of the Company.

ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.         EXHIBITS.

    See the Exhibit Index on page 8.

ITEM 9.         UNDERTAKINGS.

    (a)         The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the Plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned Registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on this 16th day of October, 1996.


                                        WORLD ACCEPTANCE CORPORATION


                                        By: /s/ A. Alexander McLean, III
                                           --------------------------------
                                            A. Alexander McLean, III
                                            Executive Vice President and
                                            Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Charles D. Walters and A. Alexander McLean, III, or either of them, as attorney-in-fact, with full power of substitution, to sign on his or her behalf, individually and in such capacity stated below, and to file any amendments, including post-effective amendments or supplements, to this Registration Statement.


             NAME                           TITLE               DATE


    /s/ Charles D. Walters             Chairman of the          October 16, 1996
      ----------------------           Board and Chief
      Charles D. Walters              Executive Officer
                                     (Principal Executive
                                           Officer)


 /s/ A. Alexander McLean, III        Director, Executive        October 16, 1996
   --------------------------         Vice President and
   A. Alexander McLean, III            Chief Financial
                                      Officer (Principal
                                    Financial Officer and
                                     Accounting Officer)


     /s/ R. Harold Owens                   Director             October 16, 1996
    ---------------------
       R. Harold Owens


    /s/ James R. Gilreath                  Director             October 16, 1996
   -----------------------
      James R. Gilreath


 /s/ William S. Hummers, III               Director             October 16, 1996
   --------------------------
   William S. Hummers, III

    /s/ Charles D. Way             Director             October 16, 1996
   --------------------
      Charles D. Way


 /s/ Ken R. Bramlett, Jr.          Director             October 16, 1996
   ----------------------
   Ken R. Bramlett, Jr.

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the World Acceptance Corporation Retirement Savings Plan Advisory Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on October 16, 1996.


               WORLD ACCEPTANCE CORPORATION
               RETIREMENT SAVINGS PLAN


               By: World Acceptance Corporation Retirement Savings Plan Advisory Committee


                      By:     /s/ Charles D. Walters
                         -----------------------------------------------
                             Charles D. Walters, Committee Member


                      By:     /s/ A. Alexander McLean, III
                         -----------------------------------------------
                             A. Alexander McLean, III, Committee Member

                      By:     /s/ R. Harold Owens
                         -----------------------------------------------
                             R. Harold Owens, Committee Member

                                  EXHIBIT INDEX


Exhibit Number        Description
-------------         -----------

          4.1 World Acceptance Corporation Retirement Savings Plan, as amended

         24.1         Consent of KPMG Peat Marwick LLP